EXHIBIT 99.1


           (Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
                            18 U.S.C. Section 1350)

The undersigned hereby certify that:

     (i) This Form 10-KSB, Annual Report, for the period ended December 31, 2003, as filed by Chestatee Bancshares, Inc. (the "Company") with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  March 28, 2003           BY: /s/J. Philip Hester, Sr.
                                    ------------------------
                                    J. Philip Hester, Sr.
                                    President and
                                    C.E.O. (Principal
                                    Executive Officer)


Date:  March 28, 2003           BY: /s/Deborah F. McLeod
                                    --------------------
                                    Deborah F. McLeod, C.F.O. and Treasurer
                                    (Principal Financial and Accounting Officer)